Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 25, 2015 and March 12, 2016 in the Amendment No.1 to the Registration Statement (Form S-1) and related Prospectus of Show King Holding Inc. for the registration of shares of its common stock.

WLCC Accountancy Corp

WLCC ACCOUNTANCY CORP

Oxnard, California

March 29, 2016